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                                                                       EXHIBIT 3

                                   [VSNL LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9938
24 June 2003

Sir,
Sub: Intimation under Clause 36 of the Listing Agreement

         Further to our earlier letters No.HQ/CS/CL.24B/9918 dated 9 June 2003 and letter No.HQ/CS/CL.24B/9931 dated 13 June 2003 as also pursuant to Clause 36 of the Listing Agreement, please be informed that VSNL Lanka Limited, which was incorporated on 12 June 2003 under Sri Lanka's Companies Act, (No. 17 of 1982), has obtained license to offer ILD services in Sri Lanka. The Press Release in this respect is attached herewith.

         Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya

To addresses as per list attached.


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To:-

23) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

24) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

25) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

26) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

27) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos.: (22) 6598237/38.

28) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.: 497 29 93.

29) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

30) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820
2114, FAX 837 5646

31) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.:+1 2126565071

32) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023.
Fax: 267 3199

33) Mr. Pavithra Kumar, Sr. Mgr(FA), for SEC filing requirements, Fax 1195


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                                  [VSNL LOGO]
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                                                                 News Release...

VSNL RECEIVES LICENSE TO OFFER ILD SERVICES IN SRI LANKA

MUMBAI, JUNE 24 2003: VSNL Lanka Limited, a wholly owned subsidiary set up by Videsh Sanchar Nigam Limited in Sri Lanka, today announced that it has been granted the External Gateway Operator (EGO) License by the Telecom Regulatory Commission of Sri Lanka. The EGO License, which was acquired against a License fee of US$ 50,000/-, will enable VSNL to offer International Long Distance voice and data services to the emerging market of Sri Lanka, thereby offering VSNL one more good opportunity in global expansion. VSNL is India's premier provider of International Telecommunications Services, carrying in excess of 3 billion minutes of ILD traffic annually and No. 1 Internet Service Provider with over 7 lakh customers. VSNL's entry into Sri Lanka will help the company to tap the 400 million-minute ILD market in the Emerald Island.

The Company has earlier stated that it had received in-principle approval from the Board of Investments as also the Telecommunications Regulatory Commission of Sri Lanka for the formation of a public limited company in that country.

Commenting upon the development, Mr. S. K. Gupta, Managing Director, VSNL said, "VSNL has the infrastructure, the existing relationships with over 85 carriers across the globe and the experience of 70 years in International telephony, giving it a strong foundation and unmatched credentials in the business. By entering into new markets, we can leverage upon this expertise to grow in the emerging new market and optimize our investments in infrastructure. Our infrastructure, which today covers 12 gateways, 47 earth stations and 5 operational submarine cable systems, will help us extend our unmatched quality service offerings to the island of Sri Lanka." Mr. S.K. Gupta further added that he was highly impressed with the efficiency and speed displayed in the process by the concerned Authorities such as Board of Investments, Telecommunications Regulatory Commission and the Registrar of Companies of Sri Lanka.

The development follows the recent liberalization of Sri Lankan ILD market after the ceasure of Sri Lanka Telecom's monopoly in the country. VSNL Lanka Limited is VSNL's second international venture after the setting up of United Telecom Limited (UTL), a joint venture along with MTNL, Telecom Consultants India Ltd.
(TCIL) and Nepal Ventures Private Limited. UTL will be offering WLL based basic services in Nepal, which is likely to be launched shortly. UTL can also operate national and international long distance services.




          Videsh Sanchar Nigam Limited, Lokmanya Videsh Sanchar Bhavan
              Opposite Kirti College, Prabhadevi, Mumbai - 400 028
                               Tel: 91-22-24312700

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ABOUT VIDESH SANCHAR NIGAM LIMITED:

VIDESH SANCHAR NIGAM LIMITED IS INDIA'S LEADING PROVIDER OF INTERNATIONAL TELECOMMUNICATIONS AND INTERNET SERVICES. BESIDES INTERNATIONAL LONG DISTANCE SERVICES, VSNL ALSO OFFERS A HOST OF OTHER VALUED ADDED SERVICES LIKE INTERNET AND DATA SERVICES, AND SPECIALIZED SERVICES THAT INCLUDE VIDEO CONFERENCING, TELEVISION / VIDEO UPLINKING, PROGRAM TRANSMISSION SERVICES, FRAME RELAY SERVICES AND INMARSAT SERVICES. VSNL HAS ALSO STARTED OFFERING NATIONAL LONG DISTANCE SERVICES. WITH ESTABLISHED RELATIONS WITH 85 CARRIERS ACROSS THE GLOBE, VSNL TODAY HAS A STRONG INFRASTRUCTURE BASE THAT COVERS 12 GATEWAYS, 47 EARTH STATIONS AND 5 SUBMARINE CABLE SYSTEMS. VSNL IS LISTED ACROSS ALL THE MAJOR STOCK EXCHANGES IN INDIA AND ALSO HAS ITS ADRS LISTED ON THE NEW YORK STOCK EXCHANGE. (www.vsnl.com)


FOR FURTHER DETAILS CONTACT:
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
Dr. G. C. Banik, Chief General Manager (PR),              Ms. Divya Kottayil / Ms. Ayesha Silveira
Videsh Sanchar Nigam Limited,                             Vaishnavi Corporate Communications
Tel: 91-22-22624007                                       Tel: 91-22-56568787/07/12

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


          Videsh Sanchar Nigam Limited, Lokmanya Videsh Sanchar Bhavan
              Opposite Kirti College, Prabhadevi, Mumbai - 400 028
                               Tel: 91-22-24312700